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                                                       Exhibit 10(p)


                     DIRECTORS' CHARITABLE GIFT PLAN
                      (As amended through May 1993)

PURPOSE

* The purpose of the General Electric Company Directors' Charitable Gift Plan is to provide the Company and its Board of Directors with an opportunity to provide substantial future contributions to charitable organizations selected by the Directors.

ELIGIBILITY

* All current and future Directors of General Electric are (or upon the effective date of their election to the Board will become) eligible to participate in the General Electric Company Directors' Charitable Gift Plan; provided that, in the case of employee directors, their eligibility to participate in the Plan does not vest until termination of directorship due to the earlier of (a) death or (b) retirement upon or after attainment of age 60.

CHARITABLE CONTRIBUTION

* The Company will contribute a total of $1,000,000 to be allocated in accordance with each Director's recommendation among up to five charitable organizations.

*    The donation(s) will be made in the Director's name.

* The donation(s) will be made at the earlier of the Director's retirement from the Board or death.



















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General Electric Company                       Directors' Charitable Gift Plan


RECOMMENDATION OF CHARITABLE BENEFICIARY

* Each Director will complete a Charitable Beneficiary Recommendation Form to recommend the organization(s) to receive donations from the Company after his or her retirement, or death if earlier. The form will be acknowledged by the Company, and a copy will be returned to the Director.

     - You will find your Charitable Beneficiary Recommendation Form under the Recommendation Form tab in this binder.

* Each Director may recommend up to five charities to receive donations aggregating $1,000,000.

* Each charity recommended by a Director must be a tax-exempt organization under Section 501 of the Internal Revenue Code. However, a Director who is a citizen and/or resident of a country other than the United States may recommend a charitable organization located in that country, but any such organization must be approved by the Company in order to be eligible to receive a donation under the Plan.

* The designation of a charitable beneficiary may be revoked or revised by a Director at any time before his or her retirement, unless a Director elects to make a designation irrevocable.

* A Director can make the designation of a charitable beneficiary irrevocable as to any charity by completing Section III of the Charitable Beneficiary Recommendation Form. The irrevocable designation can apply to all or a portion of the recommended donation amount for the charity. An irrevocable designation cannot be changed by the Director unless the designated charity ceases to qualify as a tax-exempt organization.

* If any charity designated by a Director to receive a donation ceases to qualify as a tax-exempt organization, and a revised designation is not submitted by the Director before his or her death, the amount designated for that particular organization shall be divided among the Director's remaining designated qualified charities on a prorata basis. If all the charities selected by a Director cease to qualify, the Company will select a beneficiary to receive the donation on behalf of the Director.











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General Electric Company                       Directors' Charitable Gift Plan


* Each charity recommended by a Director will receive a letter from the Company notifying it that it has been selected by the Director to receive a donation under the Plan. However, a Director can instruct the Company not to notify a charity by completing Section IV of the Charitable Beneficiary Recommendation Form.

     -   A sample notification letter is included as Attachment A (p.5).

PROGRAM FUNDING

* The Company intends to fund its charitable gifts under the Plan by purchasing joint life insurance contracts on the lives of the participating Directors. Each joint life contract will insure the lives of two directors; the contract death benefit will be payable to General Electric at the second death. The death benefit will be received tax-free by General Electric. Each contract will have a $2,000,000 initial death benefit ($1,000,000 per insured Director).

* General Electric has an arrangement with an insurance company which will allow it to acquire insurance on all of the Directors (including any who might otherwise be uninsurable.) However, in order for the Company to acquire the insurance, each Director must provide certain medical and other information by completing a Questionnaire and Medical History Form.

     - You will find the Questionnaire and Medical History Form under the Medical Questionnaire tab of this binder.

* General Electric will be the owner and beneficiary of the insurance contracts and will pay all policy premiums. Neither the insured Director nor their designated charitable beneficiaries under the Plan will have any rights or obligations with respect to these insurance contracts.














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General Electric Company                       Directors' Charitable Gift Plan


MISCELLANEOUS PROVISIONS

* A Director's rights and interests under the Plan may not be assigned or transferred.

* The expenses of the Plan will be borne by the Company. No contribution from a Director will be required nor will a Director forego any other compensation or benefits to participate.

*    The effective date of the Plan will be June 1, 1990.

* The Plan may be amended or terminated at any time by the Board as the Board may deem advisable.

































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